Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 9, 2016 (the “Effective Date”) by and between Soligenix, Inc., a Delaware corporation having its principal office at 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540 (the “Company”), and SciClone Pharmaceuticals International China Holding Limited, a corporation organized and existing under the laws of the Cayman Islands, having a place of business at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Purchaser”).

RECITALS

WHEREAS, the Company has developed and is developing through its research activities Dusquetide, a fully synthetic, water soluble, 5-amino acid synthetic peptide, and owns and/or controls the related know-how and patents; and

WHEREAS, the Company and the Purchaser are entering into an Exclusive License Agreement (the “License Agreement”) concerning Dusquetide dated as of the date hereof; and

WHEREAS, shares of the Company’s common stock, par value $.001 per share (“Common Stock”), are quoted on the OTCQB market (the “Market”) under the symbol “SNGX”; and

WHEREAS, in connection with the activities under the License Agreement, the Company desires to sell and issue to the Purchaser, and the Purchaser, in order to support further development of Dusquetide, wishes to purchase from the Company, the Shares (as defined in Section 2.1. below) upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE I

1. Definitions. The following terms as used in this Agreement (or the Schedule(s) hereto) have the meanings set forth below:

1.1. “Affiliates” means, with respect to a party, (i) any entity, more than fifty percent (50%) of the voting equity interests of which is owned and/or controlled directly or indirectly by such party; (ii) any entity which directly or indirectly owns and/or controls more than fifty percent (50%) of the voting equity interests of such party; (iii) any entity which is directly or indirectly under common control of the referenced party through common ownership or which is directly or indirectly under common control of the respective shareholders of such party.

1.2. “Agreement” has the meaning set forth in the introductory paragraph.

1.3. “Closing” has the meaning set forth in Section 3.1.

1.4. “Closing Date” has the meaning set forth in Section 3.1.

1.5. “Closing Sale Price” means the last closing sale price for the Common Stock on the Market as reported by the Market.

1.6. “Common Stock” has the meaning set forth in the recitals.

1.7. “Company” has the meaning set forth in the introductory paragraph.

1.8. “Company’s Knowledge” means the actual knowledge of the executive officers and directors of the Company, after due and reasonable inquiry.

1.9. “Effective Date” has the meaning set forth in the introductory paragraph.

1.10. “Exchange Act” has the meaning set forth in Section 5.3.

1.11. “License Agreement” has the meaning set forth in the recitals.

1.12. “Market” has the meaning set forth in the recitals.

1.13. “Marketing Authorizations” has the meaning set forth in Section 9.1.

1.14. “Permits” has the meaning set forth in Section 5.11.

1.15. “Proceeds” has the meaning set forth in Section 2.1.

1.16. “Product” has the meaning set forth in the License Agreement.

1.17. “Proprietary Rights” has the meaning set forth in Section 5.10.

1.18. “Purchaser” has the meaning set forth in the introductory paragraph.

1.19. “Per Share Purchase Price” means (a) the arithmetic average of the Closing Sale Prices for the Common Stock during the ten (10) consecutive Trading Days ending on the Trading Day immediately prior to the Closing Date times (b) 135%.

1.20. “SEC” has the meaning set forth in Section 5.8.

1.21. “SEC Reports” has the meaning set forth in Section 5.14.(a).

1.22. “Securities Act” has the meaning set forth in Section 5.3.

1.23. “Shares” has the meaning set forth in the recitals.

1.24. “Trading Day” means any day on which the Market is open for trading including any day on which the Market is open for trading for a period of time less than the customary time.

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ARTICLE II

2. Purchase and Sale of Shares.

2.1. At the Closing, subject to the terms and conditions contained in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall buy from the Company 3,529,412 shares of Common Stock (the “Shares”), which number equals Three Million Dollars (US$3,000,000) (the “Sales Proceeds”) divided by the Per Share Purchase Price, rounded up to the nearest whole share. At the Closing, in payment of the full purchase price for the Shares, the Purchaser shall provide a wire transfer of immediately available funds to the Company in an amount equal to the Sales Proceeds using the following wire transfer instructions:

Bank Name:	UBS AG
Bank Address:	677 Washington Blvd., Stamford CT 06901
ABA No.:	026007993
Account Name:	UBS Financial Services Inc.
Account No.:	101-WA-258641-000
FTC (further credit to):	SOLIGENIX, INC.
FTC A/C:	Y300354

ARTICLE III

3. Closing; Deliveries at Closing.

3.1. Closing. The purchase and sale of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Duane Morris LLP, Boca Center Tower II, 5100 Town Center Circle, Suite 650, Boca Raton, FL 33486-9000, at 10:00 a.m. Eastern Daylight Time on the date of this Agreement, or at such other location, time and date as may be mutually agreed upon by the parties (the “Closing Date”). The Closing shall take place contemporaneously with the execution and delivery of this Agreement by the parties thereto.

3.2. Deliveries at Closing. Within thirty (30) days from the Closing, the Company shall deliver a stock certificate evidencing the Shares, all issued in the name of the Purchaser and dated as of the Closing Date.

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ARTICLE IV

4. Conditions to Closing.

4.1. Conditions to the Purchaser’s Obligations at Closing. The obligation of the Purchaser to purchase and pay for the Shares at the Closing is subject to each of the following conditions precedent:

(a) Officer’s Certificate. The Purchaser shall have received at the Closing, a certificate, executed by the appropriate officer of the Company and dated as of the Closing Date, together with and certifying (i) the names of the officers of the Company authorized to sign this Agreement together with the true signatures of such officers; (ii) a copy of the Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date; (iii) a copy of the Bylaws of the Company, as amended and in effect as of the Closing Date; (iv) that the representations and warranties contained in Article V hereof are true and correct as of the Closing Date; and (v) the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date;

(b) Instruction Letter. The Company shall have transmitted an instruction letter to its stock transfer agent directing it to issue to the Purchaser the stock certificate for the Shares, and the Purchaser shall have received a copy of such letter.

4.2 Conditions to Company’s Obligations at Closing. The obligation of the Company to issue and sell the Shares at the Closing is subject to the delivery by the Purchaser of the Proceeds in immediately available funds to Company’s specified account in accordance with Section 2.1.

ARTICLE V

5. Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as follows:

5.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

5.2. No Actions. There are no legal or governmental actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits, proceedings or investigations, individually or in the aggregate, might prevent or might reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or the financial condition or business of the Company. The Company is not a party to, or subject to the provisions of, any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

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5.3. Compliance with Other Instruments. The execution and delivery of, and the performance and compliance with this Agreement and the transactions contemplated hereby, with or without the giving of notice, will not (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, or (ii) violate the Certificate of Incorporation or Bylaws of the Company, or, subject to the accuracy of the representations and warranties of the Purchaser contained in Article VI of this Agreement, any law, rule, regulation, judgment, order or decree. Except for such consents, notifications, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities or “blue sky” laws in connection with the purchase of the Shares by the Purchaser, the issuance of the Shares and the quotation of the Shares on the Market do not require any consent, notification, approval, authorization or order of or filing with any court or governmental agency or body. The Company is not in violation of its Certificate of Incorporation, as amended, or Bylaws, as amended, nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company. The Company is not subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement.

5.4. Shares. The Shares when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances, charges, rights of first refusal and restrictions (other than arising under federal or state securities or “blue sky” laws), with the Purchaser being entitled to all rights accorded to a holder of Common Stock. The issuance of the Shares is not subject to any preemptive or other similar rights.

5.5. Securities Laws; Private Offering. Subject to the accuracy of the representations and warranties of the Purchaser contained in Article VI of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualifications requirements of the laws of any applicable state or other U.S. jurisdiction. The Company has not engaged in any “general solicitation”, as defined in Regulation D promulgated under the Securities Act, with respect to the Shares.

5.6. Authorized Capital Stock.

(a) The capital stock of the Company, as authorized by the Company’s Second Amended and Restated Certificate of Incorporation immediately prior to the Closing, consists of 100,350,000 shares of capital stock, of which (a) 100,000,000 shares are Common Stock, (b) 230,000 shares are preferred stock, (c) 10,000 shares are Series B Convertible Preferred Stock, par value $0.05 per share, (d) 10,000 shares are Series C Convertible Preferred Stock, par value $0.05 per share, and (e) 100,000 shares are Series A Junior Participating Preferred Stock, par value $0.001 per share. Immediately prior to the Closing, 33,909,903 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All of the outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable.

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(b) Except as set forth on Schedule 5.6(b), there are no outstanding subscriptions, options, warrants, rights, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated (i) to issue or sell shares of its capital stock, or (ii) to register shares of its capital stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

5.7. Authorization; Corporate Acts and Proceedings. The Company has full right, power and authority to enter into and perform its obligations under this Agreement, and to issue the Shares in accordance with the terms hereof. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, reservation, issuance and delivery of the Shares has been taken by the Company.

5.8. Filing of Reports. Since the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Company has filed with the Securities and Exchange Commission (the “SEC”) all reports and other material required to be filed by it therewith.

5.9. Compliance with Laws. The business and operations of the Company have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company.

5.10. Proprietary Rights. No executive officer or director of the Company has any actual knowledge, after due and reasonable inquiry, of, nor has the Company given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the “Proprietary Rights”) which are material to the business of the Company, as now conducted or as proposed to be conducted. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending or, to the Company’s Knowledge, threatened which involves any Proprietary Rights. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and the Company has not entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the financial condition or business of the Company.

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5.11. Permits and Licenses. The Company owns, possesses or has obtained, and is operating in compliance with, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, “Permits”) necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its businesses or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company, and the Company has not received any notice of proceedings relating to the revocation, modification or suspension of any Permits and, to the Company’s Knowledge, there exists no circumstance which would lead it to believe that such proceedings are reasonably likely.

5.12. Insurance. The Company maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

5.13. Changes. Since the Company filed its Form 10-Q on August 11 2016, (i) there has not been any Company development that has not otherwise been publicly disclosed that would have or could reasonably be expected to have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted, (ii) the Company has not, to the extent material to the Company, incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business, (iii) the Company has not, to the extent material to the Company, mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, (iv) the Company has not, to the extent material to the Company, waived any debt owed to the Company or its subsidiaries, (v) the Company has not, to the extent material to the Company, satisfied or discharged any lien, claim, or encumbrance or paid any obligation other than in the ordinary course of business, (vi) the Company has not, to the extent material to the Company, declared or paid any dividends, (vii) the Company has not, to the extent material to the Company, entered into any transaction other than in the usual and ordinary course of business, (viii) the Company has not entered into or terminated or contemplated entering into or terminating any contract filed as an exhibit to the Company’s SEC Reports (defined below), and (ix) there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the consolidated financial statements included with the most recent quarterly report on Form 10-Q, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

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5.14. Reports and Financial Statements; Internal Controls.

(a) Prior to the execution hereof, the Company has delivered to the Purchaser true and complete copies of the Company’s most recently filed Form 10-K and the Proxy Statement in connection with the Company’s 2016 Annual Meeting of Stockholders and all Forms 10-Q and 8-K filed by the Company with the SEC after January 1, 2016, in each case without exhibits thereto (the “SEC Reports”). As of their respective filing dates, the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. The SEC Reports, as they may be updated by any supplement or amendment to an SEC Report, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated therein or in the notes thereto), and (iii) fairly present, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements. The Company has not had any material disagreement with any of its auditors regarding accounting matters or policies during any of its past three full years or during the current fiscal year-to-date which disagreements would require disclosure to the Company’s Board of Directors. The books and records of the Company have been, and are being maintained in all material respects in accordance with applicable legal and accounting requirements and the consolidated financial statements contained in the Company SEC Reports are consistent with such books and records.

(b) The Company has established and maintains, adheres to and enforces a system of internal accounting and disclosure controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP (including the consolidated financial statements contained in the Company SEC Reports), including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the material assets of the Company.

5.15. Legal Proceedings. There are no actions, suits, proceedings, arbitrations or investigations pending or, to the Company’s Knowledge, threatened against the Company that would be required to be disclosed on a Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K of the Exchange Act that are not so disclosed.

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ARTICLE VI

6. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company as follows:

6.1. Authorization. The Purchaser is duly organized, validly existing and in good standing in the jurisdiction of its organization and has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver the Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under the Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The person signing on behalf of the Purchaser has the authority to execute this Agreement on behalf of the Purchaser.

6.2. Investor Status. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser acknowledges receiving and reviewing the documents, including the documents filed with the SEC included as exhibits thereto. The Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Shares, to make an informed decision about purchasing the Shares and to protect its own interests in connection with the purchase of the Shares and is able to bear the risks of an investment in the Shares. The Purchaser is not itself a “broker” or a “dealer” as defined in the Exchange Act and is not an “affiliate” of the Company as defined in Rule 405 promulgated under the Securities Act.

6.3. Investment Intent. The Purchaser is purchasing the Shares for its own account as principal, for investment purposes only and not with a present view to or for resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. The Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities or “blue sky” laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser has, in connection with its decision to purchase the number of Shares set forth in this Agreement, relied solely upon the representations and warranties of the Company contained herein. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and under this Agreement.

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6.4. Registration or Exemption Requirements. The Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete loss of its investment. The Purchaser understands that until the Shares have been registered for resale by the Company in compliance with applicable securities laws, the certificates evidencing the Shares will be imprinted with a legend pursuant to Section 6.5 or otherwise that prohibits the transfer of the Shares, unless (i) such transaction is registered or such registration is not required or (ii) if the transfer is pursuant to an exemption from registration, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is not required to be registered or is so exempt.

6.5. Legend. Until and unless the Shares are registered under the Securities Act and any applicable state securities or “blue sky” laws and regulations, and as permitted by law, each certificate representing the Shares shall bear substantially the following legend as applicable (in addition to any legends required under applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

6.6. No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted, at its own expense, such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

6.7. Compliance with Other Instruments. The execution and delivery of this Agreement, the purchase of the Shares and the performance by the Purchaser of all other obligations of the Purchaser contemplated hereby will not (i) violate any law, rule, regulation, judgment, order or decree applicable to the Purchaser or (ii) require Purchaser to obtain any consent, approval, authorization or order of, or filing with, any court or governmental agency or body. The Purchaser is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

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ARTICLE VII

7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration, the Company agrees to:

(a) make and keep “Current Public Information” available, as such term defined in Rule 144 under the Securities Act (“Rule 144”);

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Purchaser promptly upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any of the Shares without registration.

ARTICLE VIII

8. Registration Rights.

8.1. Resale Registration Request.

(a) The Purchaser shall have the right by delivering a notice to the Company (a “Demand Notice”) to require the Company to file a registration statement covering the resale of the Shares sold at the Closing (the “Registrable Shares”) with the SEC on a registration statement in accordance with the provisions of the Securities Act (a “Demand Registration”). The Demand Notice shall specify the number of Registrable Shares to be registered and the intended methods of disposition thereof. Following receipt of a Demand Notice, the Company shall use commercially reasonable efforts to effect such registration by filing a registration statement (the “Initial Registration Statement”) within 30 days thereafter, to the extent necessary to permit the disposition (in accordance with the intended methods thereof as specified in the Demand Notice) of the Registrable Shares so to be registered. The Company shall use commercially reasonable efforts to have the registration statement for any such Demand Registration declared effective by the SEC as soon as practicable but in no event later than 60 days thereafter (or 120 days, in the case that the Company is notified orally or in writing, whichever is earlier, by the SEC that such registration statement will be subject to full review by the SEC) (the “Effectiveness Date”). The offering of the Registrable Shares pursuant to a registration statement shall be made on a delayed or continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Shares as the Purchaser has specified in the Demand Notice. The Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Shares on Form S-3, in which case such registration shall be on another appropriate form). The Purchaser and its counsel shall have a reasonable opportunity to review and comment upon the Initial Registration Statement and any amendment or supplement to such Initial Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all such reasonable comments. The Purchaser shall furnish all information reasonably requested by the Company for inclusion therein.

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(b) No Demand Registration shall be deemed to have occurred for purposes of this Section 8.1 if the Initial Registration Statement (A) does not become effective, (B) is not maintained effective for the period required pursuant to this Section 8, or (C) the offering of the Registrable Shares pursuant to such registration statement is or becomes subject to a stop order, injunction or similar order or requirement of the SEC during such period, in which case the holders of Registrable Shares shall be entitled to an additional Demand Registration, as the case may be, in lieu thereof.

(c) In the event the SEC informs the Company that all of the Registrable Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Purchaser thereof, (ii) use commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Shares permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Shares on Form S-3, such other form available to register for resale the Registrable Shares as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Shares. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Shares on Form S-3, such other form available to register for resale those Registrable Shares that were not registered for resale on the Initial Registration Statement, as amended or the New Registration Statement (the “Remainder Registration Statements”).

Notwithstanding any other provision of this Agreement and subject to the payment of damages in Section 8.3., if the SEC limits the number of Registrable Shares permitted to be registered on a particular registration statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Shares), any required cutback of Registrable Shares shall be applied pro rata among the holders of Registrable Shares in accordance with the number of such Registrable Shares sought to be included in such registration statement by reference to the aggregate amount of all Registrable Shares.

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(d) The Company shall be required to maintain the effectiveness of the Initial Registration Statement until the earlier of the time (A) at which all Registrable Shares included in such registration statement may be sold without restriction (including without limitation, with respect to “affiliate” status) and without the need for current public information required by Rule 144, as applicable or (B) that all Registrable Shares included in such registration statement actually have been sold. In the event that all Registrable Shares may be sold without restriction under Rule 144 as described above, and as a pre-condition to termination of the Company’s obligation to maintain a registration statement for such securities, the Company shall have (a) instructed its transfer agent to remove all restrictive legend or electronic equivalent reflected on the Registrable Shares and (b) provided to the holders of the Registrable Shares written acknowledgement from the Company’s transfer agent that (i) no conditions exist to the removal of all restrictive legends or electronic equivalent and (ii) it will remove the restrictive legends immediately upon request of the holders of Registrable Shares and, if certificated, presentation of the certificates representing the Registrable Shares.

(e) The Company shall not be required to effect a Demand Registration after such time as (A) all of the Registrable Shares may be sold without restriction under Rule 144 (including without limitation, with respect to “affiliate” status) and without the need for current public information required by Rule 144, as applicable, and (B) the Company has provided to the holders of the Registrable Shares written acknowledgement from the Company’s transfer agent that (i) no conditions exist to the removal of all restrictive legends or electronic equivalent and (ii) it will remove the restrictive legends or electronic equivalent reflected on the Registrable Shares immediately upon request of the holders of Registrable Shares and, if certificated, presentation of the certificates representing the Registrable Shares.

8.2. All expenses incurred by the Company in complying with Section 8.1. hereof, including, without limitation, all registration, qualification and filing gees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Purchaser or holder of Registrable Shares) shall be borne by the Company. All selling commissions applicable to the sale of Registrable Shares and all fees and expenses of legal counsel for any Purchaser or holder of Registrable Shares related to the registration and sale of the Registrable Shares shall be borne by the Purchaser or holder of Registrable Shares incurring such commissions, fees or expenses.

8.3. The Company further agrees that, in the event that the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC by the Effectiveness Date (a “Registration Default”), for all or part of any thirty-day (30) period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the fifth (5th) business day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to the Purchaser one percent (1%) of the Purchaser’s aggregate purchase price of its Shares for each Penalty Period during which the Registration Default remains uncured; provided, however, that if the Purchaser fails to provide the Company with any information that is required to be provided in such registration statement with respect to the Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until two (2) business days following the date of receipt by the Company of such required information; and provided, further, that in no event shall the Company be required hereunder to pay to the Purchaser pursuant to this Agreement more than 1% of the Purchaser’s aggregate purchase price of its securities in any Penalty Period and in no event shall the Company be required hereunder to pay to the Purchaser pursuant to this Agreement an aggregate amount that exceeds 6.0% of the aggregate Sale Proceeds paid by the Purchaser for the Purchaser’s Shares. The Company shall deliver said cash payment to the Purchaser by the fifth (5th) business day after the end of such Penalty Period. If the Company fails to pay said cash payment to the Purchaser in full by the fifth (5th) business day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

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8.4. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a registration statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable registration statement free of any material misstatements or omissions, until the later of (a) three (3) years from the Closing Date and (b) the date by which all the Shares may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144. The period of time during which the Company is required hereunder to keep a registration statement effective is referred to herein as the “Registration Period.”

(b) advise the Purchaser within five (5) business days:

(i) when a registration statement or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) subject to the provisions this Agreement, of the occurrence of any event that requires the making of any changes in any registration statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

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(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any registration statement as soon as reasonably practicable;

(d) if the Purchaser so requests in writing, promptly furnish to the Purchaser, without charge, at least one copy of each registration statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to the Purchaser, without charge, as many copies of each prospectus included in a registration statement and any amendment or supplement thereto as the Purchaser may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by the Purchaser of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by a prospectus or any amendment or supplement thereto;

(f) during the Registration Period, if the Purchaser so requests in writing, deliver to the Purchaser, without charge, (i) one copy of the following documents, other than those documents available via the SEC’s EDGAR system: (A) its annual report on Form 10-K (or similar form), (B) its definitive proxy statement with respect to its annual meeting of stockholders, (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (D) a copy of each full registration statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (D);

(g) prior to any public offering of Registrable Shares pursuant to any registration statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as the Purchaser reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Shares covered by any such registration statement;

(h) upon the occurrence of any event contemplated by Section 8.4.(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a registration statement, the Company shall use its commercially reasonable efforts to prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Shares;

(j) use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby and to enable the Purchaser to sell Registrable Shares under Rule 144.

8.5. The Purchaser shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 8.1. hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

8.6. Indemnification.

(a) To the extent permitted by law, the Company shall indemnify the Purchaser and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to subsection (c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Purchaser and each person controlling the Purchaser, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser for use in preparation of any registration statement, prospectus, amendment or supplement; provided however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Purchaser to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Shares, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any registration statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of the Purchaser or any such controlling person, if a copy of a Final Prospectus furnished by the Company to the Purchaser for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

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(b) The Purchaser will severally, and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to subsection (c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser for use in preparation of any registration statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, the Purchaser’s aggregate liability pursuant to this subsection (ii) and subsection (iv) shall be limited to the net amount received by the Purchaser from the sale of the Registrable Shares.

(c) Each party entitled to indemnification under this Section 8.6. (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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(d) If the indemnification provided for in this Section 8.6. is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.7. Purchaser Obligations.

(a) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Shares so that, as thereafter delivered to the Purchaser, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Purchaser will forthwith discontinue disposition of Registrable Shares pursuant to a registration statement and prospectus contemplated by Section 8.1. until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Purchaser shall deliver to the Company all copies, other than permanent file copies then in the Purchaser’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(b) The Purchaser shall suspend, upon request of the Company, any disposition of Registrable Shares pursuant to any registration statement and prospectus contemplated by Section 8.1. during the occurrence or existence of any pending corporate development with respect to the Company that the Board of Directors of the Company believes in good faith may be material and that, in the determination of the Board of Directors of the Company, makes it not in the best interest of the Company to allow continued availability of a registration statement or prospectus.

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(c) As a condition to the inclusion of its Registrable Shares, the Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request in writing, including completing a registration statement questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 8.

(d) The Purchaser hereby covenants with the Company (i) not to make any sale of the Registrable Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Shares are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least three (3) business days prior to the date on which the Purchaser first offers to sell any such Registrable Shares.

(e) The Purchaser agrees not to take any action with respect to any distribution deemed to be made pursuant to a registration statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(f) At the end of the Registration Period the Purchaser shall discontinue sales of shares pursuant to any registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such registration statement which remain unsold, and the Purchaser shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

8.8. The rights to cause the Company to register Registrable Shares granted to the Purchaser by the Company under Section 8.1. may be assigned by the Purchaser in connection with a transfer by the Purchaser of all or a portion of its Registrable Shares, provided, however, that such transfer must be made at least ten (10) days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) the Purchaser gives prior written notice to the Company at least ten (10) days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 8.8., the rights of the Purchaser with respect to Registrable Shares as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of the Purchaser therein to be forfeited.

8.9. The rights of the Purchaser under any provision of this Article VIII may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by the Purchaser.

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ARTICLE IX

9. Undertakings.

9.1. Use of Proceeds. The Company undertakes that the Proceeds will be used to support the costs and expenses related to the development of Dusquetide for the treatment of oral mucositis in head and neck cancer patients and other activities necessary to obtain and maintain the authorizations (“Marketing Authorizations”) issued by all applicable regulatory authorities which are necessary for the marketing, use, distribution and sale of the Product, as such term is defined in the License Agreement. Accordingly, the Company undertakes to utilize such Proceeds only for the furtherance of the development of Dusquetide for the treatment of oral mucositis in head and neck cancer patients and other activities necessary to obtain and maintain the Marketing Authorizations in the Territory, as defined in the License Agreement. The Company shall send to the Purchaser bi-annual reports showing the proper allocation of the Proceeds received.

9.2 Company Disclosure. Company shall, prior to filing any press release, SEC Reports or other public disclosure describing the transactions contemplated by this Agreement, furnish to the Purchaser for review a copy of such disclosure with reasonable time for Purchaser to review and provide comments, if any.

ARTICLE X

10. Costs and Expenses. Each party agrees to pay its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and other instruments and documents to be delivered hereunder and thereunder.

ARTICLE XI

11. Lock-Up.

11.1 Agreement to Lock-Up. The Purchaser shall not, without the prior written consent of the Company, during the period commencing on the date hereof and ending on the Effectiveness Date (the “Lock-Up Period”) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or other securities, in cash or otherwise, in each case other than (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Purchaser’s capital stock, or all of the Purchaser’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement, or (ii) a disposition or transfer of Shares to its affiliates (as defined in the Securities Act), provided that any such distribution shall not involve a disposition for value; provided, further, that each transferee in such a disposition or transfer shall agree to the lock-up restrictions set forth in this Section 11.1.

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11.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of the Lock-Up Period.

ARTICLE XII

12. Miscellaneous.

12.1. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.2. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.3. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, provided that neither the Company nor the Purchaser may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other party and any attempted assignment without such consent shall be null and void.

12.4. Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Purchaser or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

12.5. Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

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12.6. Notices. Any notice required to be given hereunder shall be in writing and shall be considered properly given if sent by personal delivery, registered or certified air-mail (postage prepaid, return receipt requested), telecopier, electronic mail or facsimile (and promptly confirmed by personal delivery, registered or certified mail or courier), or if sent by internationally recognized courier to the respective address of each party as follows:

SciClone Pharmaceuticals International China Holding Ltd

P.O. Box 309, Ugland House

Grand Cayman, KY 1-1104

Cayman Islands

Attention: Director

Fax: (+1) 345-949-7740

Email: wcheung@sciclone.com

            fblobel@sciclone.com

with a copy to:

SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900

Foster City, California 94404-2125

Attention: Chief Financial Officer

Fax: (+1) 650-358-3469

Email: wcheung@sciclone.com

and

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

Attention: Christopher J. Schaber, Ph.D.

Fax: (609) 452-6467

Email: cschaber@soligenix.com

or to such other address as a party may designate in writing. Such notice will be considered given: (a) when delivered if personally delivered or sent by electronic mail or facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by internationally recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

12.7. Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

12.8. Other Documents. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

12.9. Publicity. Except as otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, neither party shall issue or make, and shall cause its respective Affiliates to refrain from issuing or making, any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other party’s prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).

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12.10. No Third Party Beneficiaries. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

12.11. Survival. The representations, warranties, covenants and agreements made herein by the Company and the Purchaser shall survive the Closing.

12.12. Execution. This Agreement may be executed in counterparts, which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by and delivered to each party. In the event that any signature is delivered by electronic transmission, such signature shall create a valid and binding obligation of the party executing such signature page with the same force and effect as if such electronic signature page were an original.

12.13. Entire Agreement. This Agreement and the License Agreement represents the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior oral or written agreements and understandings relating to the subject matter thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in such agreements shall affect, or be used to interpret, change or restrict, the express terms and provisions of the agreements.

{signature page follows}

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized officers effective as of the Effective Date.

Soligenix, Inc.	SciClone Pharmaceuticals International China Holding Limited

By:	/s/ Christopher J. Schaber	By:	/s/ Richard Harris
Name:	Christopher J. Schaber, PhD	Name:	Richard Harris
Title:	President and CEO	Title:	Director

Signature Page to Common Stock Purchase Agreement

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